EXHIBIT 99.1

Amtech Systems Announces Stock Repurchase Program

TEMPE, Ariz., April 2, 2018 /PRNewswire/ -- Amtech Systems, Inc. (NASDAQ: ASYS), a global supplier of production equipment and related supplies for the solar, semiconductor, and LED markets, today announced that its Board of Directors has authorized a new stock repurchase program of up to $4 million of the company’s outstanding common stock, par value $0.01 per share. This new program will commence immediately and is expected to be completed over the next 12 months. As of December 31, 2017, Amtech had approximately 14.9 million shares of common stock outstanding.
Under the program, shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number, and value of shares repurchased under the program will be determined by management in its sole discretion and will depend on a variety of factors, such as the market price of Amtech’s stock, corporate and regulatory requirements, alternative investment opportunities, and general market and economic conditions. Repurchases under the program will be funded from available working capital. The program may be commenced, suspended or terminated at any time at management's discretion and without prior notice.
Fokko Pentinga, President and Chief Executive Officer of Amtech, commented, "At current price levels, we believe Amtech's common stock represents an investment opportunity for the Company. We believe we can continue to invest in the initiatives that are key to our future success as well as enhance the value of our Company by repurchasing common stock under this program."
About Amtech Systems, Inc.
Amtech Systems, Inc. is a global supplier of advanced thermal processing equipment to the solar, semiconductor / electronics, and LED manufacturing markets. Amtech's equipment includes diffusion, ALD and PECVD systems and solder reflow systems. Amtech also supplies wafer handling automation and polishing equipment and related consumable products. The Company's wafer handling, thermal processing and consumable products currently address the diffusion, oxidation, and deposition steps used in the fabrication of solar cells, LEDs, semiconductors, MEMS, printed circuit boards, semiconductor packaging, and the polishing of newly sliced sapphire and silicon wafers. Amtech’s products are recognized under the leading brand names Tempress SystemsTM, Bruce TechnologiesTM, PR HoffmanTM, R2D AutomationTM, SoLayTec, and BTU International.

Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "would," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology or our management are intended to identify such forward-looking statements. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, and plans and objectives of Amtech and its management for future operations. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K, as amended, that Amtech filed with the Securities and Exchange Commission (the “SEC”) for the year-ended September 30, 2016, listed various important factors that could affect the company’s future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc. Robert T. Hass Chief Financial Officer (480) 967-5146 irelations@Amtechsystems.com	Christensen Investor Relations Patty Bruner (480) 201-6075 pbruner@christensenir.com